                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated October 18, 1999 relating to the consolidated financial statements and financial statement schedule of Leap Wireless International, Inc., which appear in Leap Wireless International, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1999. We also consent to the incorporation by reference of our report dated May 16, 2000 relating to the consolidated financial statements of Chase Telecommunications Holdings, Inc., which appears in the Current Report on Form 8-K/A Amendment No. 1 dated March 17, 2000.



PricewaterhouseCoopers LLP

San Diego, California
July 21, 2000